EXHIBIT 99.1

NEWS RELEASE

LivaNova Reports Second-Quarter 2024 Results

London, July 31, 2024 – LivaNova PLC (Nasdaq: LIVN), a market-leading medical technology company, today reported results for the quarter ended June 30, 2024 and raised full-year 2024 revenue and adjusted diluted earnings per share guidance.
Financial Summary and Highlights(1)
•Second-quarter revenue of $318.6 million increased 8.4% on a reported basis and 9.6% on a constant-currency basis, as compared to the prior-year period. Excluding the impact of the Advanced Circulatory Support (ACS) segment wind down, revenue increased 10.8% on a constant-currency basis.
•Second-quarter U.S. GAAP diluted earnings per share of $0.30 and adjusted diluted earnings per share of $0.93.
•Franco Poletti named President of Cardiopulmonary (CP) Business Unit, effective August 1, 2024. Poletti has more than 40 years of LivaNova service, most recently as Interim General Manager of CP and Vice President of CP for Europe.
•Announced the preliminary results for the unipolar patient cohort of the RECOVER clinical study on June 6, 2024. Following additional in-depth analyses of the data, intends to pursue U.S. Centers for Medicare and Medicaid Services coverage for VNS Therapy™ for the RECOVER patient population, while reducing investment in the difficult-to-treat depression program in 2025.
"In the second quarter, LivaNova achieved strong revenue and operating income growth,” said Vladimir Makatsaria, Chief Executive Officer of LivaNova. "Capitalizing on this momentum to achieve sustainable above-market growth over the long-term remains a key priority. I want to recognize our teams around the world for their continued execution and unwavering commitment to serving patients and customers. I also want to thank the consortium of independent experts who conducted an in-depth review of the RECOVER unipolar study results and supported the development of the path forward for the difficult-to-treat depression program."
(1) Constant-currency percent change, total revenue excluding revenue from the ACS segment wind down, adjusted operating income, adjusted diluted earnings per share and adjusted free cash flow are non-GAAP measures. Constant-currency percent change excludes the impact from fluctuations in the various currencies in which the Company operates as compared to reported percent change. For an explanation of these and other non-GAAP measures used in this news release, see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP measures, see the tables that accompany this news release.

Second-Quarter 2024 Results
The following table summarizes revenue by segment (in millions):

	Three Months Ended June 30,		% Change	Constant-Currency % Change
	2024	2023
Cardiopulmonary	$173.7	$154.1	12.7%	14.5%
Neuromodulation	142.9	133.2	7.3%	7.8%
Other (1)	2.0	6.6	(69.9)%	(69.9)%
Total Net Revenue	318.6	293.9	8.4%	9.6%
Less: ACS (2)	3.0	5.9	(49.7)%	(49.7)%
Total Net Revenue, Excluding ACS	$315.6	$288.0	9.6%	10.8%
(1)Includes revenue from the Company’s former ACS reportable segment, as well as rental and site services income not allocated to segments.
(2)Includes the results from the wind down portion of the Company's former ACS reportable segment.
•    Numbers may not add precisely due to rounding. Segment financial information presented herein reflects LivaNova's change in segments, effective in the first quarter 2024, for all periods presented.

Cardiopulmonary revenue increased 12.7% on a reported basis and 14.5% on a constant-currency basis versus the second quarter of 2023, driven by EssenzTM Perfusion System sales and strong consumables demand.
Neuromodulation revenue increased 7.3% on a reported basis and 7.8% on a constant-currency basis versus the second quarter of 2023 with growth across all regions, driven by an increase in total implants.
Earnings Analysis
On a U.S. GAAP basis, second-quarter 2024 operating income was $40.2 million, as compared to operating income of $17.4 million for the second quarter of 2023. Adjusted operating income for the second quarter of 2024 was $66.9 million, as compared to adjusted operating income of $49.5 million for the second quarter of 2023.
On a U.S. GAAP basis, second-quarter 2024 diluted earnings per share was $0.30, as compared to diluted earnings per share of $0.02 in the second quarter of 2023. Second-quarter 2024 adjusted diluted earnings per share was $0.93, as compared to adjusted diluted earnings per share of $0.78 in the second quarter of 2023.

Additional Events
On July 22, 2024, the Constitutional Court of Italy determined that a payback law, which requires companies selling medical devices in Italy to repay a percentage of healthcare expenditures exceeding regional maximum caps for medical devices, is compliant with the Italian Constitution. As a result of the recent ruling by the Constitutional Court, the Company increased its reserve for the payback law by $6.6 million. The amount recognized was recorded as a reduction to net revenue in the condensed consolidated statements of income and as accrued liabilities and other in the condensed consolidated balance sheets.
On July 29, 2024, the European Court of Justice (ECJ) issued a judgment in response to a question raised by the Italian Supreme Court in connection with the SNIA litigation. The ECJ judgment states that a demerged company can be held responsible for liabilities not established prior to a demerger as long as the liabilities derive from the conduct of a demerged company prior to the demerger. However, the ECJ judgment also states that national law should determine whether liability for damages stemming from conduct after a demerger can be assigned to a demerged company. The matter will now return to the Italian Supreme Court where the ECJ judgment will be incorporated into a decision in conjunction with all of LivaNova's appeals, and counter-appeals submitted by the Italian Ministry of the Environment and other Italian government agencies. While the timing of the decision by the Italian Supreme Court is uncertain, LivaNova does not expect a decision until at least 2025.
Full-Year 2024 Guidance
LivaNova now expects revenue for full-year 2024 to grow between 7% and 8% on a constant-currency basis. When excluding the impact of the ACS segment wind down, the Company now expects revenue for full-year 2024 to grow between 9% and 10% on a constant-currency basis. Foreign currency is expected to be a 1% headwind based on current exchange rates.
Adjusted diluted earnings per share for 2024 is now expected to be in the range of $3.10 to $3.20, assuming a share count of approximately 55 million for full-year 2024. For 2024, the Company continues to estimate that adjusted free cash flow will be in the range of $95 to $115 million.
As discussed in the section entitled "Use of Non-GAAP Financial Measures" below, the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Accordingly, the Company is unable to reconcile the forward-looking non-GAAP financial measures included in this section to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts.

Webcast and Conference Call Instructions
The Company will host a live audiocast at 1 p.m. London time (8 a.m. Eastern Time) on Wednesday, July 31, 2024 that will be accessible at www.livanova.com/events. Listeners should register in advance and log on approximately 10 minutes early to ensure proper setup. To listen to the conference call by telephone, dial +1 833 470 1428 (if dialing from within the U.S.) or +1 929 526 1599 (if dialing from outside the U.S.). The conference call access code is 926038. Within 24 hours of the audiocast, a replay will be available at www.livanova.com/events, where it will be archived and accessible for approximately 90 days.
About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through medical technologies, delivering life-changing solutions in select neurological and cardiac conditions. Headquartered in London, LivaNova employs approximately 2,900 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals, and healthcare systems worldwide. For more information, please visit www.livanova.com.
Use of Non-GAAP Financial Measures
To supplement financial measures presented in accordance with generally accepted accounting principles in the United States (U.S. GAAP or GAAP), management has disclosed certain additional measures not presented in accordance with GAAP known as “non-GAAP financial measures” or “adjusted financial measures.” Company management uses these non-GAAP measures to monitor the Company’s operational performance and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, operational performance measures as prescribed by GAAP.
In this news release, the Company refers to comparable, constant-currency percent change in revenue. Company management believes that referring to comparable, constant-currency percent change is the most useful way to evaluate the revenue performance of LivaNova and to compare the revenue performance of current periods to prior periods on a consistent basis. Constant-currency percent change, a non-GAAP financial measure, measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.

LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net revenue growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted diluted earnings per share guidance exclude items such as, but not limited to, changes in fair value of derivatives and contingent consideration arrangements and asset impairment charges that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for adjusted free cash flow is net cash provided by operating activities. Adjusted free cash flow is defined as net cash provided by operating activities less cash used for the purchase of property, plant, and equipment excluding the impact of 3T litigation settlement payments, CARES Act tax stimulus benefits, SNIA financing costs, and gains related to dividends received from investments and further adjusted as needed for other charges, expenses or gains that may not be indicative of the Company's operational performance. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, the ultimate outcome of legal proceedings, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of derivatives, and contingent consideration arrangements, asset impairment charges and the tax impact of the aforementioned items, tax law changes, or other tax matters. Accordingly, the Company does not reconcile non-GAAP financial measures on a forward-looking basis as it is impractical to do so without unreasonable effort.
The Company also believes adjusted financial measures such as adjusted cost of sales, adjusted gross profit, adjusted selling, general, and administrative expense, adjusted research and development expense, adjusted other operating expenses, adjusted operating income, adjusted income before tax, adjusted income tax expense, adjusted net income, and adjusted diluted earnings per share, are measures that LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning, and in the design of incentive compensation plans. Additionally, the Company uses the non-GAAP liquidity measure adjusted free cash flow. Furthermore, adjusted financial measures allow investors to evaluate the Company’s operational performance for different periods on a more comparable and consistent basis, and with other medical technology companies by adjusting for items that are not related to the operational performance of the Company or incurred in the ordinary course of business.

Safe Harbor Statement
Certain statements in this news release, other than statements of historical or current fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. Generally, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this news release, and include, but are not limited to, the following risks and uncertainties: volatility in the global market and worldwide economic conditions, including as caused by the Ukraine war, the evolving instability in the Middle East, inflation, changing interest rates, foreign exchange fluctuations, changes to existing trade agreements and relationships between the U.S. and other countries including the implementation of sanctions; cyber-attacks or other disruptions to the Company’s information technology systems or those of third parties with which the Company interacts; costs of complying with privacy and security of personal information requirements and laws; risks relating to supply chain pressures; changes in technology, including the development of superior or alternative technology or devices by competitors and/or competition from providers of alternative medical therapies; failure to obtain approvals or reimbursement in relation to the Company’s products; failure to establish, expand or maintain market acceptance of the Company’s products for the treatment of the Company’s approved indications; failure to develop and commercialize new products and the rate and degree of market acceptance of such products; unfavorable results from clinical studies or failure to meet milestones; failure to comply with, or changes in, laws, regulations or administrative practices affecting government regulation of the Company’s products; risks relating to recalls, enforcement actions or product liability claims; changes or reduction in reimbursement for the Company’s products or failure to comply with rules relating to reimbursement of healthcare goods and services; failure to comply with anti-bribery laws;

losses or costs from pending or future litigation and governmental investigations, including in the case of the Company’s 3T Heater-Cooler and SNIA litigations; risks associated with environmental laws and regulations as well as environmental liabilities, violations, protest voting and litigation; product liability, intellectual property, shareholder-related, environmental-related, income tax and other litigation, disputes, losses and costs; failure to retain key personnel, prevent labor shortages, or manage labor costs; the failure of the Company’s R&D efforts to keep up with the rapid pace of technological development in the medical device industry; the risks relating to the impact of climate change and the risk of ESG pressures from internal and external stakeholders; the risk of quality deficiencies and the impacts thereof; failure to protect the Company’s proprietary intellectual property; failure of new acquisitions to further the Company’s strategic objectives or strengthen the Company’s existing businesses; the potential for impairments of intangible assets, goodwill and other long-lived assets; risks relating to the Company’s indebtedness; effectiveness of the Company’s internal controls over financial reporting; changes in the Company’s profitability and/or failure to manage costs and expenses; fluctuations in future quarterly operating results and/or variations in revenue and operating expenses relative to estimates; changes in tax laws and regulations, including exposure to additional income tax liabilities; and other unknown or unpredictable factors that could harm the Company’s financial performance.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
Readers are cautioned not to place undue reliance on the Company's forward-looking statements, which speak only as of the date of this news release. The Company undertakes no obligation to update publicly any of the forward-looking statements in this news release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If LivaNova updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.
Essenz is a trademark of LivaNova USA, Inc.

Zach Glazier
Manager, Investor Relations
Phone: +1 281 895 2382
e-mail: InvestorRelations@livanova.com

LIVANOVA PLC
NET REVENUE - UNAUDITED
(U.S. dollars in millions)
	Three Months Ended June 30,
	2024	2023	% Change	Constant-Currency % Change
Cardiopulmonary
U.S.	$64.9	$50.0	29.7%	29.7%
Europe (1)	38.6	39.3	(2.0)%	(1.3)%
Rest of World	70.3	64.8	8.5%	12.3%
	173.7	154.1	12.7%	14.5%
Neuromodulation
U.S.	111.7	104.1	7.3%	7.3%
Europe (1)	15.6	15.1	3.1%	3.2%
Rest of World	15.6	14.0	11.5%	16.7%
	142.9	133.2	7.3%	7.8%
Other Revenue (2)	2.0	6.6	(69.9)%	(69.9)%
Totals
U.S.	179.5	160.0	12.2%	12.2%
Europe (1)	51.3	54.5	(5.9)%	(5.4)%
Rest of World	87.8	79.5	10.5%	14.5%
	$318.6	$293.9	8.4%	9.6%

(1)Includes countries in Europe where the Company has a direct sales presence. Countries in Europe where sales are made through distributors are included in “Rest of World.”
(2)"Other Revenue" includes revenue from the Company’s former ACS reportable segment, as well as rental and site services income not allocated to segments.
•    Numbers may not add precisely due to rounding. Segment financial information presented herein reflects LivaNova's change in segments, effective in the first quarter 2024, for all periods presented.

LIVANOVA PLC
NET REVENUE - UNAUDITED
(U.S. dollars in millions)
	Six Months Ended June 30,
	2024	2023	% Change	Constant-Currency % Change
Cardiopulmonary
U.S.	$115.5	$89.6	28.8%	28.8%
Europe (1)	79.5	75.7	5.0%	4.3%
Rest of World	134.7	124.5	8.1%	11.6%
	329.6	289.9	13.7%	15.0%
Neuromodulation
U.S.	217.6	198.6	9.6%	9.6%
Europe (1)	29.0	28.4	2.1%	1.0%
Rest of World	30.1	26.9	11.9%	16.2%
	276.7	253.9	9.0%	9.3%
Other Revenue (2)	7.1	13.5	(47.3)%	(47.4)%
Totals
U.S.	340.2	300.2	13.3%	13.3%
Europe (1)	105.6	104.1	1.4%	0.6%
Rest of World	167.7	153.0	9.7%	13.3%
	$613.5	$557.3	10.1%	10.9%

(1)Includes countries in Europe where the Company has a direct sales presence. Countries in Europe where sales are made through distributors are included in “Rest of World.”
(2)"Other Revenue" includes revenue from the Company’s former ACS reportable segment, as well as rental and site services income not allocated to segments.
•    Numbers may not add precisely due to rounding. Segment financial information presented herein reflects LivaNova's change in segments, effective in the first quarter 2024, for all periods presented.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended June 30,
	2024	2023	% Change
Net revenue	$318.6	$293.9
Cost of sales	99.7	88.7
Gross profit	218.9	205.2	6.7%
Operating expenses:
Selling, general, and administrative	129.1	125.9
Research and development	44.7	51.1
Other operating expense	4.8	10.8
Operating income	40.2	17.4	131.2%
Interest expense	(15.5)	(14.8)
Foreign exchange and other income/(expense)	(3.0)	2.7
Income before tax	21.6	5.3	308.9%
Income tax expense	5.2	4.1
Net income	$16.3	$1.2	1,314.1%

Basic income per share	$0.30	$0.02
Diluted income per share	$0.30	$0.02

Weighted average common shares outstanding:
Basic	54.2	53.8
Diluted	54.6	54.0
•    Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts) - Unaudited

	Three Months Ended June 30,
	2024	2023	% Change
Adjusted SG&A	$112.7	$113.1	(0.4)%
Adjusted R&D	41.3	47.9	(13.9)%
Adjusted operating income	66.9	49.5	35.1%
Adjusted net income	50.8	41.9	21.1%
Adjusted diluted earnings per share	$0.93	$0.78	19.7%

Statistics (as a % of net revenue, except for income tax rate) - Unaudited

	GAAP Three Months Ended June 30,		Adjusted Three Months Ended June 30,
	2024	2023	2024	2023
Gross profit	68.7%	69.8%	69.3%	71.6%
SG&A	40.5%	42.8%	35.4%	38.5%
R&D	14.0%	17.4%	12.9%	16.3%
Operating income	12.6%	5.9%	21.0%	16.8%
Net income	5.1%	0.4%	15.9%	14.3%
Income tax rate	24.2%	77.6%	20.8%	9.5%

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Six Months Ended June 30,
	2024	2023	% Change
Net revenue	$613.5	$557.3
Cost of sales	187.2	178.0
Gross profit	426.3	379.3	12.4%
Operating expenses:
Selling, general, and administrative	259.0	250.0
Research and development	90.4	101.1
Other operating expense	20.5	13.1
Operating income	56.4	15.0	275.2%
Interest expense	(31.4)	(28.2)
Loss on debt extinguishment	(25.5)	—
Foreign exchange and other income/(expense)	(12.1)	28.3
(Loss) income before tax	(12.6)	15.0	(183.8)%
Income tax expense	12.9	6.5
Loss from equity method investments	(0.1)	(0.1)
Net (loss) income	($25.6)	$8.5	(400.4)%

Basic (loss) income per share	($0.47)	$0.16
Diluted (loss) income per share	($0.47)	$0.16

Weighted average common shares outstanding:
Basic	54.2	53.7
Diluted	54.2	53.9
•    Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts) - Unaudited

	Six Months Ended June 30,
	2024	2023	% Change
Adjusted SG&A	$226.0	$221.4	2.1%
Adjusted R&D	84.1	94.1	(10.6)%
Adjusted operating income	120.0	76.3	57.3%
Adjusted net income	90.8	65.3	39.1%
Adjusted diluted earnings per share	$1.66	$1.21	37.4%

Statistics (as a % of net revenue, except for income tax rate) - Unaudited

	GAAP Six Months Ended June 30,		Adjusted Six Months Ended June 30,
	2024	2023	2024	2023
Gross profit	69.5%	68.1%	70.1%	70.3%
SG&A	42.2%	44.9%	36.8%	39.7%
R&D	14.7%	18.1%	13.7%	16.9%
Operating income	9.2%	2.7%	19.6%	13.7%
Net (loss) income	(4.2)%	1.5%	14.8%	11.7%
Income tax rate	(102.6)%	43.0%	20.8%	8.4%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended June 30, 2024	GAAP Financial Measures	Restructuring Expenses (1)	Depreciation and Amortization Expenses (2)	Impairment (3)	Financing Transactions (4)	Contingent Consideration (5)	Certain Legal & Regulatory Costs (6)	Stock-based Compensation Costs (7)	Certain Tax Adjustments (8)	Certain Interest Adjustments (9)	Adjusted Financial Measures
Cost of sales	$99.7	$—	($1.7)	$—	$—	($0.1)	$—	($0.1)	$—	$—	$97.8
Gross profit percent	68.7%	—%	0.5%	—%	—%	—%	—%	—%	—%	—%	69.3%
Selling, general, and administrative	129.1	—	(2.6)	—	—	—	(7.7)	(6.1)	—	—	112.7
Selling, general, and administrative as a percent of net revenue	40.5%	—%	(0.8)%	—%	—%	—%	(2.4)%	(1.9)%	—%	—%	35.4%
Research and development	44.7	—	—	—	—	(0.3)	(1.3)	(2.0)	—	—	41.3
Research and development as a percent of net revenue	14.0%	—%	—%	—%	—%	(0.1)%	(0.4)%	(0.6)%	—%	—%	12.9%
Other operating expense	4.8	(2.1)	—	—	—	—	(2.7)	—	—	—	—
Operating income	40.2	2.1	4.3	—	—	0.4	11.7	8.2	—	—	66.9
Operating margin percent	12.6%	0.7%	1.3%	—%	—%	0.1%	3.7%	2.6%	—%	—%	21.0%
Net income	16.3	2.1	4.3	5.8	2.6	0.4	11.7	8.2	(8.1)	7.6	50.8
Net income as a percent of net revenue	5.1%	0.7%	1.3%	1.8%	0.8%	0.1%	3.7%	2.6%	(2.5)%	2.4%	15.9%
Diluted EPS	$0.30	$0.04	$0.08	$0.11	$0.05	$0.01	$0.21	$0.15	($0.15)	$0.14	$0.93

GAAP results for the three months ended June 30, 2024 include:
(1)Restructuring expenses related to organizational changes
(2)Depreciation and amortization associated with purchase price accounting
(3)Impairment of investment in ShiraTronics, Inc.
(4)Mark-to-market adjustments for the 2025 and 2029 Notes embedded derivative features and associated capped call derivatives
(5)Remeasurement of contingent consideration related to ImThera acquisition
(6)Legal expenses primarily related to 3T Heater-Cooler defense, cybersecurity incident costs, 3T Heater-Cooler litigation provision, and Medical Device Regulation ("MDR") costs
(7)Non-cash expenses associated with stock-based compensation costs
(8)The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
(9)Interest expense on the Term Facilities, non-cash interest expense on the 2025 & 2029 Notes and Revolving Credit Facility, and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended June 30, 2023	GAAP Financial Measures	Merger and Integration Expenses (1)	Restructuring Expenses (2)	Depreciation and Amortization Expenses (3)	Financing Transactions (4)	Contingent Consideration (5)	Certain Legal & Regulatory Costs (6)	Stock-based Compensation Costs (7)	Certain Tax Adjustments (8)	Certain Interest Adjustments (9)	Adjusted Financial Measures
Cost of sales	$88.7	$—	$—	($3.7)	$—	($1.5)	$—	$—	$—	$—	$83.4
Gross profit percent	69.8%	—%	—%	1.3%	—%	0.5%	—%	—%	—%	—%	71.6%
Selling, general, and administrative	125.9	—	—	(2.9)	—	—	(5.3)	(4.6)	—	—	113.1
Selling, general, and administrative as a percent of net revenue	42.8%	—%	—%	(1.0)%	—%	—%	(1.8)%	(1.6)%	—%	—%	38.5%
Research and development	51.1	—	—	—	—	(1.0)	(1.2)	(1.1)	—	—	47.9
Research and development as a percent of net revenue	17.4%	—%	—%	—%	—%	(0.3)%	(0.4)%	(0.4)%	—%	—%	16.3%
Other operating expense	10.8	0.2	(0.2)	—	—	—	(10.8)	—	—	—	—
Operating income	17.4	(0.2)	0.2	6.6	—	2.5	17.3	5.7	—	—	49.5
Operating margin percent	5.9%	(0.1)%	0.1%	2.2%	—%	0.9%	5.9%	1.9%	—%	—%	16.8%
Net income	1.2	(0.2)	0.2	6.6	1.4	2.5	17.3	5.7	(0.3)	7.6	41.9
Net income as a percent of net revenue	0.4%	(0.1)%	0.1%	2.2%	0.5%	0.9%	5.9%	1.9%	(0.1)%	2.6%	14.3%
Diluted EPS	$0.02	$—	$—	$0.12	$0.03	$0.05	$0.32	$0.11	($0.01)	$0.14	$0.78

GAAP results for the three months ended June 30, 2023 include:
(1)Merger and integration expenses related to the acquisition of ALung Technologies, Inc.
(2)Restructuring expenses related to organizational changes
(3)Depreciation and amortization associated with purchase price accounting
(4)Mark-to-market adjustment for the 2025 Notes conversion option feature and associated capped call derivatives
(5)Remeasurement of contingent consideration related to acquisitions
(6)3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter, and MDR costs
(7)Non-cash expenses associated with stock-based compensation costs
(8)Discrete tax items, R&D tax credits, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
(9)Non-cash interest expense on the 2025 Notes and Revolving Credit Facility, interest expense on the Term Facilities, and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Six Months Ended June 30, 2024	GAAP Financial Measures	Restructuring Expenses (1)	Depreciation and Amortization Expenses (2)	Impairment (3)	Financing Transactions (4)	Contingent Consideration (5)	Certain Legal & Regulatory Costs (6)	Stock-based Compensation Costs (7)	Certain Tax Adjustments (8)	Certain Interest Adjustments (9)	Adjusted Financial Measures
Cost of sales	$187.2	$—	($3.4)	$—	$—	$0.1	$—	($0.5)	$—	$—	$183.4
Gross profit percent	69.5%	—%	0.6%	—%	—%	—%	—%	0.1%	—%	—%	70.1%
Selling, general, and administrative	259.0	—	(5.3)	—	—	—	(13.8)	(13.9)	—	—	226.0
Selling, general, and administrative as a percent of net revenue	42.2%	—%	(0.9)%	—%	—%	—%	(2.3)%	(2.3)%	—%	—%	36.8%
Research and development	90.4	—	0.1	—	—	(0.4)	(2.0)	(4.0)	—	—	84.1
Research and development as a percent of net revenue	14.7%	—%	—%	—%	—%	(0.1)%	(0.3)%	(0.6)%	—%	—%	13.7%
Other operating expense	20.5	(11.4)	—	—	—	—	(9.1)	—	—	—	—
Operating income	56.4	11.4	8.6	—	—	0.3	24.9	18.4	—	—	120.0
Operating margin percent	9.2%	1.9%	1.4%	—%	—%	—%	4.1%	3.0%	—%	—%	19.6%
Net (loss) income	(25.6)	11.4	8.6	5.8	42.8	0.3	24.9	18.4	(10.9)	15.1	90.8
Net (loss) income as a percent of net revenue	(4.2)%	1.9%	1.4%	0.9%	7.0%	—%	4.1%	3.0%	(1.8)%	2.5%	14.8%
Diluted EPS	($0.47)	$0.21	$0.16	$0.11	$0.78	$—	$0.46	$0.34	($0.20)	$0.28	$1.66

GAAP results for the six months ended June 30, 2024 include:
(1)Restructuring expenses related to organizational changes
(2)Depreciation and amortization associated with purchase price accounting
(3)Impairment of investment in ShiraTronics, Inc.
(4)Loss on debt extinguishment, as well as mark-to-market adjustments for the 2025 & 2029 Notes embedded derivative features and associated capped call derivatives
(5)Remeasurement of contingent consideration related to ImThera acquisition
(6)3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, cybersecurity incident costs, MDR costs, and costs related to the SNIA matter
(7)Non-cash expenses associated with stock-based compensation costs
(8)The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
(9)Interest expense on the Term Facilities, non-cash interest expense on the 2025 & 2029 Notes and Revolving Credit Facility, and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Six Months Ended June 30, 2023	GAAP Financial Measures	Merger and Integration Expenses (1)	Restructuring Expenses (2)	Depreciation and Amortization Expenses (3)	Financing Transactions (4)	Contingent Consideration (5)	Certain Legal & Regulatory Costs (6)	Stock-based Compensation Costs (7)	Certain Tax Adjustments (8)	Certain Interest Adjustments (9)	Adjusted Financial Measures
Cost of sales	$178.0	$—	$—	($7.4)	$—	($4.6)	$—	($0.5)	$—	$—	$165.6
Gross profit percent	68.1%	—%	—%	1.3%	—%	0.8%	—%	0.1%	—%	—%	70.3%
Selling, general, and administrative	250.0	—	—	(5.8)	—	—	(9.8)	(13.1)	—	—	221.4
Selling, general, and administrative as a percent of net revenue	44.9%	—%	—%	(1.0)%	—%	—%	(1.8)%	(2.4)%	—%	—%	39.7%
Research and development	101.1	—	—	0.1	—	(2.7)	(1.7)	(2.7)	—	—	94.1
Research and development as a percent of net revenue	18.1%	—%	—%	—%	—%	(0.5)%	(0.3)%	(0.5)%	—%	—%	16.9%
Other operating expense	13.1	(0.1)	(0.9)	—	—	—	(12.2)	—	—	—	—
Operating income	15.0	0.1	0.9	13.0	—	7.3	23.6	16.3	—	—	76.3
Operating margin percent	2.7%	—%	0.2%	2.3%	—%	1.3%	4.2%	2.9%	—%	—%	13.7%
Net income	8.5	0.1	0.9	13.0	(19.6)	7.3	23.6	16.3	0.5	14.6	65.3
Net income as a percent of net revenue	1.5%	—%	0.2%	2.3%	(3.5)%	1.3%	4.2%	2.9%	0.1%	2.6%	11.7%
Diluted EPS	$0.16	$—	$0.02	$0.24	($0.36)	$0.14	$0.44	$0.30	$0.01	$0.27	$1.21

GAAP results for the six months ended June 30, 2023 include:
(1)Merger and integration expenses related to the acquisition of ALung Technologies, Inc.
(2)Restructuring expenses related to organizational changes
(3)Depreciation and amortization associated with purchase price accounting
(4)Mark-to-market adjustment for the 2025 Notes embedded derivative feature and associated capped call derivatives
(5)Remeasurement of contingent consideration related to acquisitions
(6)3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter, and MDR costs
(7)Non-cash expenses associated with stock-based compensation costs
(8)Discrete tax items, R&D tax credits, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
(9)Non-cash interest expense on the 2025 Notes and Revolving Credit Facility, interest expense on the Term Facilities, and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
•    Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)
	June 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$329.2	$266.5
Restricted cash	303.9	311.4
Accounts receivable, net of allowance	200.9	215.1
Inventories	154.7	147.9
Prepaid and refundable taxes	21.9	20.1
Prepaid expenses and other current assets	36.0	27.2
Total Current Assets	1,046.7	988.2
Property, plant, and equipment, net	158.1	154.2
Goodwill	766.4	782.9
Intangible assets, net	248.2	261.2
Operating lease assets	49.7	50.8
Investments	17.2	22.8
Deferred tax assets	113.0	118.9
Long-term derivative assets	39.6	38.5
Other assets	14.4	12.1
Total Assets	$2,453.2	$2,429.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$19.7	$18.1
Accounts payable	81.3	80.8
Accrued liabilities and other	98.0	107.3
Current litigation provision liability	16.0	10.8
Taxes payable	23.3	23.3
Accrued employee compensation and related benefits	64.7	94.6
Total Current Liabilities	303.0	335.0
Long-term debt obligations	605.4	568.5
Contingent consideration	81.2	80.9
Deferred tax liabilities	10.8	11.6
Long-term operating lease liabilities	43.5	45.4
Long-term employee compensation and related benefits	16.4	17.3
Long-term derivative liabilities	105.4	45.6
Other long-term liabilities	44.9	47.7
Total Liabilities	1,210.6	1,151.9
Total Stockholders’ Equity	1,242.5	1,277.6
Total Liabilities and Stockholders’ Equity	$2,453.2	$2,429.6
•    Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)	Six Months Ended June 30,
	2024	2023
Operating Activities:
Net (loss) income	($25.6)	$8.5
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Loss on debt extinguishment	25.5	—
Stock-based compensation	18.4	16.3
Remeasurement of derivative instruments	12.5	(25.3)
Depreciation	12.4	12.0
Amortization of debt issuance costs	10.2	9.5
Amortization of intangible assets	8.6	12.7
Impairment of investment in ShiraTronics, Inc.	5.8	—
Deferred income tax expense	5.6	0.1
Amortization of operating lease assets	4.4	5.1
Remeasurement of contingent consideration to fair value	0.3	7.3
Other	0.7	0.1
Changes in operating assets and liabilities:
Accounts receivable, net	8.4	(0.7)
Inventories	(10.9)	(25.4)
Other current and non-current assets	(3.4)	(8.3)
Accounts payable and accrued current and non-current liabilities	(25.4)	(4.6)
Taxes payable	0.8	2.7
Litigation provision liability	5.1	(7.3)
Net cash provided by operating activities	53.3	2.8
Investing Activities:
Purchases of property, plant, and equipment	(18.6)	(13.3)
Purchase of investments	(0.4)	(5.4)
Other	—	0.6
Net cash used in investing activities	(18.9)	(18.1)
Financing Activities:
Proceeds from long-term debt obligations	335.5	50.0
Repayment of long-term debt obligations	(238.8)	(11.8)
Payment of debt extinguishment costs	(39.0)	—
Purchase of capped calls	(31.6)	—
Proceeds from unwind of capped calls	22.5	—
Payment of contingent consideration	(13.8)	—
Shares repurchased from employees for minimum tax withholding	(8.1)	(5.8)
Proceeds from exercise of stock options	3.7	—
Payment of debt issuance costs	(5.7)	—
Repayments of short-term borrowings (maturities greater than 90 days)	—	(2.0)
Other	0.5	0.4
Net cash provided by financing activities	25.3	30.8
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(4.4)	3.3
Net increase in cash, cash equivalents, and restricted cash	55.2	18.7
Cash, cash equivalents, and restricted cash at beginning of period	577.9	515.6
Cash, cash equivalents, and restricted cash at end of period	$633.1	$534.4
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
	Three Months Ended June 30,
	2024			2023
	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures
Income before tax	$21.6	$—	$64.1	$5.3	$—	$46.4
Income tax expense	5.2	8.1	13.3	4.1	0.3	4.4
Net income	$16.3	($8.1)	$50.8	$1.2	($0.3)	$41.9
Income tax rate	24.2%		20.8%	77.6%		9.5%

	Six Months Ended June 30,
	2024			2023
	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures
(Loss) income before tax	($12.6)	$—	$114.7	$15.0	$—	$71.3
Income tax expense	12.9	10.9	23.9	6.5	(0.5)	6.0
Loss from equity method investments	(0.1)	—	(0.1)	(0.1)	—	(0.1)
Net (loss) income	($25.6)	($10.9)	$90.8	$8.5	$0.5	$65.3
Income tax rate	(102.6)%		20.8%	43.0%		8.4%
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
	Three Months Ended June 30,		% Change	Constant-Currency % Change
	2024	2023
GAAP net revenue	$318.6	$293.9	8.4%	9.6%
Less: ACS (1)	3.0	5.9	(49.7)%	(49.7)%
Net revenue excluding ACS	$315.6	$288.0	9.6%	10.8%

	Six Months Ended June 30,		% Change	Constant-Currency % Change
	2024	2023
GAAP net revenue	$613.5	$557.3	10.1%	10.9%
Less: ACS (1)	7.1	12.1	(41.2)%	(41.2)%
Net revenue excluding ACS	$606.4	$545.2	11.2%	12.1%

(1)Includes net revenue from the Company's former ACS reportable segment.
•    Numbers may not add precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per common share, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per common share (in millions of shares):

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (shares in millions)
Six Months Ended June 30, 2024
GAAP diluted weighted average shares outstanding	54.2
Add: Effects of stock-based compensation instruments	0.4
Adjusted diluted weighted average shares outstanding	54.6

•    Numbers may not add precisely due to rounding.